Exhibit 99.1

400 Centre Street Newton, Massachusetts 02458
617-796-8387
www.alerislife.com

FOR IMMEDIATE RELEASE

AlerisLife Inc. Announces First Quarter 2022 Results

Newton, MA (May 3, 2022): AlerisLife Inc. (Nasdaq: ALR) today announced its financial results for the three months ended March 31, 2022.

First Quarter Summary of Financial Results:

•Net loss for the first quarter of 2022 was $9.7 million, or $0.31 per diluted share, compared to net income of $3.3 million, or $0.10 per diluted share, for the first quarter of 2021.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2022 was $(5.5) million compared to $6.8 million for the first quarter of 2021. Adjusted EBITDA, as described further below, was $(5.3) million for the first quarter of 2022 compared to $6.9 million for the first quarter of 2021.

•EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net (loss) income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the first quarter of 2022 and 2021 are presented later in this press release.

•RevPAR for the comparable managed communities for the first quarter of 2022 was $3,027 compared to $2,946 for the first quarter of 2021, an increase of 2.7%. Compared to the sequential quarter, RevPAR for the comparable managed communities increased 4.4%. RevPAR for the comparable owned communities for the first quarter of 2022 was $2,443 compared to $2,421 for the first quarter of 2021, an increase of 0.9%. Compared to the sequential quarter, RevPAR for the comparable owned communities increased 4.0%.

Substantially all of ALR's business is conducted by its two segments: (i) its residential segment through its Five Star Senior Living, or Five Star, brand and (ii) its lifestyle services segment primarily through its brands Ageility Physical Therapy Solutions and Ageility Fitness, or collectively Ageility, and Windsong Home Health. The following tables present data on the owned and managed senior living communities that ALR operates through its Five Star brand, including comparable community data, as well as data on the rehabilitation clinics that ALR operates through its Ageility brand, including comparable outpatient clinic data.

Summary of Operational Results

	As of and for the Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Residential Segment:
Five Star:
Number of living units (end of period)
Independent living	10,423	10,423	10,979
Assisted living	7,715	7,764	12,109
Memory care	1,861	1,872	3,220
Skilled nursing	—	46	2,957
Total living units	19,999	20,105	29,265

RevPAR
Owned (1)	$2,443	$2,349	$2,479
Managed	$3,027	$2,919	$3,213
Quarter End Occupancy
Owned and Leased (1)	72.1%	72.7%	68.2%
Managed	74.6%	74.8%	70.2%

Comparable Communities (2):
RevPAR
Owned	$2,443	$2,349	$2,421
Managed	$3,027	$2,900	$2,946
Quarter End Occupancy
Owned	72.1%	72.7%	69.0%
Managed	74.6%	75.2%	73.2%
Operating Margin (3)
Owned	(24.2)%	(25.2)%	(12.5)%
Managed	5.9%	3.5%	8.8%

	As of and for the Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
Lifestyle Services Segment:
Ageility:
Number of Clinics
Inpatient (4)	10	10	37
Outpatient	201	205	215
Number of Visits (in thousands)
Inpatient (4)	22	21	72
Outpatient	144	148	149

Comparable Outpatient Clinics (5):
Caseload as a % of census (6)	23.9%	24.0%	27.0%
Operating margin (3)	2.7%	9.4%	14.9%

___________________________
(1)    For the three months ended March 31, 2021, includes four leased communities with approximately 200 living units previously leased from HealthPeak Properties, Inc., or HealthPeak. The lease with HealthPeak was terminated on September 30, 2021.
(2)    Comparable communities includes financial data for 20 owned senior living communities and 120 managed senior living communities that ALR continuously owned or managed and operated through its Five Star brand since January 1, 2021, exclusive of 1,532 skilled nursing facility, or SNF, living units that have been closed and are in the process of being repositioned in 27 Continuing Care Retirement Communities, or CCRCs, that ALR will continue to manage.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each case for the business segment. For the Residential segment, it is inclusive of 1,532 SNF living units, which have been closed and are in the process of being repositioned, in 27 former CCRCs that ALR continues to manage. It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other government grants recognized as other operating income. In addition, it excludes restructuring expenses for the three months ended December 31, 2021 of $0.3 million for the comparable managed communities.
(4)    Subsequent to March 31, 2021, ALR closed 27 inpatient rehabilitation clinics.
(5)    Comparable outpatient clinics includes financial data for 185 outpatient rehabilitation clinics that ALR continuously operated since January 1, 2021.
(6)    Caseload as a percentage of census represents the number of Ageility customers divided by total census at the senior living communities where the Ageility outpatient rehabilitation clinics are located.

Term Loan

On January 27, 2022, ALR entered into a credit and security agreement, or the Credit Agreement, for a $95.0 million senior secured term loan, or the Loan, $63.0 million of which was funded upon the effectiveness of the Credit Agreement, including approximately $3.2 million in closing costs. The remaining proceeds include $12.0 million for capital improvements at ALR owned communities and an opportunity for another $20.0 million that is available to us upon achieving certain financial targets. The maturity date of the Loan is January 27, 2025. Subject to the payment of an extension fee and meeting certain other conditions, ALR may elect to extend the stated maturity date of the Loan for two, one-year periods. ALR is required to pay interest on outstanding amounts at an annual base rate of the Secured Overnight Financing Rate, or SOFR, plus a term SOFR adjustment of 11 basis points (subject to a minimum base rate of 50 basis points), plus 450 basis points.

Summary of Communities and Outpatient Rehabilitation Clinics

Presented below is a summary of the communities, units, average occupancy, quarter end occupancy, revenues and residential management fees for the Five Star senior living communities ALR manages for DHC, as of and for the three months ended March 31, 2022 (dollars in thousands):

	Total
	Communities	Units	Average Occupancy	Quarter End Occupancy	Community Revenues (1)	Management Fees
Independent and assisted living communities	120	17,899	74.1%	74.6%	$162,552	$8,932
Total	120	17,899	74.1%	74.6%	$162,552	$8,932
_______________________________________
(1)    Managed senior living communities' revenues do not represent ALR's revenues, and are included to provide supplemental information regarding the operating results of the Five Star senior living communities from which ALR earns residential management fees.

Presented below is a summary of the Ageility outpatient rehabilitation clinics ALR operated as of and for the three months ended March 31, 2022 (dollars in thousands):

	As of and for the Three Months Ended March 31, 2022
	Number of Clinics	Total Revenue (1)(3)	Caseload as a % of census (5)	EBITDA Margin (4)
Outpatient Clinics in Five Star Managed Communities, Owned by DHC	91	$7,300	25.5%	4.6%
Outpatient Clinics at ALR Owned Communities	15	761	27.9%	2.5%
Outpatient Clinics at Other Communities (2)	95	3,985	21.6%	0.6%
Total Outpatient Clinics	201	$12,046	23.8%	3.2%
_______________________________________
(1)    Excludes revenue of $1,916 earned during the three months ended March 31, 2022 for ten Ageility inpatient rehabilitation clinics.
(2)    Other communities includes outpatient rehabilitation clinics at senior living communities not owned or managed by ALR.
(3)    Total Ageility revenue excludes home health care services, which are part of the lifestyle services segment.
(4)    EBITDA Margin is a non-GAAP financial measure and represents rehabilitation clinics that are in service as of March 31, 2022. A reconciliation of EBITDA Margin is presented later in this press release.
(5)    Caseload as a percentage of census represents the number of Ageility customers divided by total census at the senior living communities where the Ageility outpatient rehabilitation clinics are located.

Conference Call Information:

At 1:00 p.m. Eastern Time on May 4, 2022, ALR's Interim President and Chief Executive Officer and Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss ALR's first quarter 2022 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on May 11, 2022. To hear the replay, dial (412) 317-0088. The replay pass code is 6043437.

A live audio webcast of the conference call will also be available in a listen-only mode on ALR’s website, www.alerislife.com. Participants wanting to access the webcast should visit ALR’s website about five minutes before the call. The archived webcast will be available for replay on ALR’s website following the call for about a week. The transcription, recording and retransmission in any way of ALR's first quarter ended March 31, 2022 financial results conference call are strictly prohibited without the prior written consent of ALR. ALR’s website is not incorporated as part of this press release.

About AlerisLife:

AlerisLife enriches and inspires the lives of its older adult customers across the United States by delivering an exceptional and enhanced resident experience to senior living and active adult residents, while also offering lifestyle services to the younger choice-based consumer. The Company is headquartered in Newton, Massachusetts. For more information, visit www.alerislife.com.

AlerisLife Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
REVENUES
Lifestyle services	$14,139	$19,553
Residential	15,386	17,057
Residential management fees	8,932	13,850
Total management and operating revenues	38,457	50,460
Reimbursed community-level costs incurred on behalf of managed communities	130,936	213,160
Other reimbursed expenses	3,750	5,480
Total revenues	173,143	269,100

Other operating income	42	7,793

OPERATING EXPENSES
Lifestyle services expenses	13,221	16,210
Residential wages and benefits	8,627	12,013
Other residential operating expenses	7,349	6,266
Community-level costs incurred on behalf of managed communities	130,936	213,160
General and administrative	18,192	22,641
Depreciation and amortization	3,163	2,940
Total operating expenses	181,488	273,230

Operating (loss) income	(8,303)	3,663

Interest, dividend and other income	80	84
Interest and other expense	(1,032)	(463)
Unrealized (loss) gain on equity investments	(632)	135
Realized (loss) gain on sale of debt and equity investments	(45)	96
Gain on termination of lease	279	—
(Loss) income before income taxes	(9,653)	3,515
Provision for income taxes	(77)	(200)
Net (loss) income	$(9,730)	$3,315

Weighted average shares outstanding—basic	31,787	31,530
Weighted average shares outstanding—diluted	31,787	31,662

Net (loss) income per share—basic	$(0.31)	$0.11
Net (loss) income per share—diluted	$(0.31)	$0.10

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. ALR believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors better understand changes in ALR’s operating results and its ability to meet financial obligations or service debt, make capital expenditures and expand its business. These non-GAAP financial measures may also help investors make comparisons between ALR and other companies on both a GAAP and non-GAAP basis. ALR believes that EBITDA, Adjusted EBITDA and EBITDA Margin are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare ALR's performance between periods and to the performance of other companies. ALR management uses EBITDA, Adjusted EBITDA and EBITDA Margin to evaluate ALR’s financial performance and compare ALR’s performance over time and to the performance of other companies. ALR calculates EBITDA, Adjusted EBITDA and EBITDA Margin as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of ALR’s operating performance or as measures of ALR’s liquidity. Also, EBITDA, Adjusted EBITDA and EBITDA Margin as presented may not be comparable to similarly titled amounts calculated by other companies.

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months ended March 31, 2022 and 2021.

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(9,730)	$3,315
Add (less):
Interest and other expense	1,032	463
Interest, dividend and other income	(80)	(84)
Provision for income taxes	77	200
Depreciation and amortization	3,163	2,940
EBITDA	(5,538)	6,834
Add (less):
Unrealized loss (gain) on equity investments	632	(135)
Gain on termination of leases	(279)	—
Net restructuring expenses (1)	(154)	250
Adjusted EBITDA	$(5,339)	$6,949
_______________________________________
(1)    Includes costs incurred related to the repositioning of ALR's residential service offerings and the restructuring for the three months ended March 31, 2022 and 2021, respectively, and are included in general and administrative expenses in the condensed consolidated statements of operations.

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income for the three months ended March 31, 2022 for Ageility.

Three Months Ended March 31, 2022
Total
Lifestyle services:
Revenue	$14,139
Less: Home health services	177
Less: Inpatient rehabilitation (1)	1,916
Total Ageility revenue (2)	$12,046

Ageility:
Net Income	$171
Add: Depreciation	97
EBITDA	$268
EBITDA Margin (3)	2.2%
_______________________________________
(1)    Revenue for ten Ageility inpatient rehabilitation clinics that currently remain operated by Ageility.
(2)    Total Ageility revenue includes revenue from outpatient rehabilitation clinics and fitness.
(3)    EBITDA Margin is defined by ALR as EBITDA for the period divided by total revenue for the period.

AlerisLife Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$88,054	$66,987
Restricted cash and cash equivalents	25,129	24,970
Accounts receivable, net	9,414	9,244
Due from related person	48,717	41,664
Debt and equity investments, of which $7,062 and $7,609 are restricted, respectively	17,835	19,535
Prepaid expenses and other current assets	22,479	24,433
Total current assets	211,628	186,833

Property and equipment, net	160,170	159,843
Operating lease right-of-use assets	6,123	9,197
Finance lease right-of-use assets	3,236	3,467
Restricted cash and cash equivalents	995	982
Restricted debt and equity investments	3,635	3,873
Other long-term assets	10,683	12,082
Total assets	$396,470	$376,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,868	$37,516
Accrued expenses and other current liabilities	36,830	31,488
Accrued compensation and benefits	31,087	34,295
Accrued self-insurance obligations	28,950	31,739
Operating lease liabilities	476	699
Finance lease liabilities	889	872
Due to related persons	4,332	3,879
Current portion of debt	422	419
Total current liabilities	114,854	140,907

Long-term liabilities:
Accrued self-insurance obligations	34,050	34,744
Operating lease liabilities	6,190	9,366
Finance lease liabilities	2,821	3,050
Long-term debt	66,770	6,364
Other long-term liabilities	247	256
Total long-term liabilities	110,078	53,780

Commitments and contingencies

Shareholders’ equity:
Common stock, par value $0.01: 75,000,000 shares authorized, 32,550,895 and 32,662,649 shares issued and outstanding, respectively	326	327
Additional paid-in-capital	461,468	461,298
Accumulated deficit	(290,794)	(281,064)
Accumulated other comprehensive income	538	1,029
Total shareholders’ equity	171,538	181,590
Total liabilities and shareholders' equity	$396,470	$376,277

AlerisLife Inc.
Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021

Owned and Leased Senior Living Communities
Independent and assisted living communities:
Revenues	$15,386	$14,883	$16,320	$16,378	$17,057
Other operating income (1)	42	—	—	2	7,774
Operating expenses	19,371	18,574	17,895	21,012	20,414
Operating (loss) income	(3,943)	(3,691)	(1,575)	(4,632)	4,417
Operating margin	(25.6)%	(24.8)%	(9.7)%	(28.3)%	17.8%
Number of communities (end of period)	20	20	20	24	24
Number of living units (end of period) (2)	2,100	2,100	2,099	2,251	2,302
Average occupancy	71.0%	72.0%	69.9%	68.1%	68.3%
Quarter end occupancy	72.1%	72.7%	72.9%	69.7%	68.2%
RevPAR (3)	$2,443	$2,349	$2,411	$2,425	$2,479
RevPOR (4)	$3,444	$3,192	$3,375	$3,524	$3,630

Managed Senior Living Communities (5):
Residential management fees	$8,932	$9,482	$11,220	$12,927	$13,850
Community-level revenues	162,552	161,907	210,160	243,947	259,966
Other operating income (1)	199	602	786	16,564	1,617
Community-level expenses (6)	152,892	159,329	203,756	237,461	247,171
Community operating income	9,859	3,180	7,190	23,050	14,412
Community operating margin	6.1%	2.0%	3.4%	8.8%	5.5%
Number of communities (end of period)	120	121	159	228	228
Number of living units (end of period) (2)	17,899	18,005	20,669	25,482	26,963
Average occupancy	74.1%	73.7%	72.2%	69.5%	69.5%
Quarter end occupancy	74.6%	74.8%	73.8%	71.3%	70.2%
RevPAR (3)	$3,027	$2,919	$3,046	$3,086	$3,213
RevPOR (4)	$4,084	$3,875	$4,129	$4,389	$4,623
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Managed senior living communities, other than ALR's residential management fees, represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.
(6)    The three months ended December 31, 2021, September 30, 2021 and June 30, 2021 includes restructuring expense of $966, $813 and $11,531, respectively.

AlerisLife Inc.
Comparable Communities Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Owned Senior Living Communities (2):
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (1)	2,100	2,100	2,099	2,099	2,099
Average occupancy	71.0%	72.0%	70.4%	68.3%	68.9%
Quarter end occupancy	72.1%	72.7%	72.9%	70.1%	69.0%
RevPAR (3)	$2,443	$2,349	$2,354	$2,357	$2,421
RevPOR (4)	$3,444	$3,192	$3,270	$3,413	$3,515

Managed Senior Living Communities (2)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (1)	17,899	17,899	17,899	17,898	17,906
Average occupancy	74.1%	74.1%	73.4%	72.9%	72.7%
Quarter end occupancy	74.6%	75.2%	74.6%	73.3%	73.2%
RevPAR (3)	$3,027	$2,900	$2,941	$2,961	$2,946
RevPOR (4)	$4,084	$3,831	$3,922	$4,018	$4,051
_______________________________________
(1)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(2)    Includes data for Five Star senior living communities that ALR has continuously owned or managed since January 1, 2021. The summary of operations for comparable communities excludes 1,532 SNF living units that have been closed in 27 CCRCs which are in the process of being repositioned and which ALR will continue to manage for DHC.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Data for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the period, divided by the number of months in the period. Data for the three months ended March 31, 2022, December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Residential segment data for comparable managed senior living communities represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

AlerisLife Inc.
Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Lifestyle Services (1):
Revenues	$14,139	$15,626	$15,382	$17,453	$19,553
Outpatient	11,165	12,848	12,747	13,688	13,098
Fitness	881	890	853	827	733
Other	2,093	1,888	1,782	2,938	5,722
Other operating income (2)	—	—	—	—	19
Operating expenses (3)	13,334	14,045	13,348	17,517	16,338
Operating income (loss)	805	1,581	2,034	(64)	3,234
Operating margin	5.7%	10.1%	13.2%	(0.4)%	16.5%
Number of inpatient clinics (end of period)	10	10	10	10	37
Number of outpatient clinics (end of period)	201	205	223	218	215
Number of fitness locations (end of period)	73	60	61	43	42
_______________________________________
(1)    Includes Ageility rehabilitation clinics and fitness operations as well as home healthcare operations.
(2)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(3)    The three months ended December 31, 2021, September 30, 2021 and June 30, 2021 includes restructuring expenses of $23, $(310) and $1,720, respectively.

AlerisLife Inc.
Comparable Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2022	2021	2021	2021	2021
Lifestyle Services (1):
Revenues	$11,670	$13,016	$13,028	$13,943	$13,288
Outpatient	10,628	11,923	11,929	12,834	12,304
Fitness	864	859	825	801	703
Other	178	234	274	308	281
Other operating income (2)	—	—	—	—	19
Operating expenses	11,364	11,758	11,695	12,340	11,464
Operating income	306	1,258	1,333	1,603	1,843
Operating margin	2.6%	9.7%	10.2%	11.5%	13.8%
Number of inpatient clinics (end of period)	—	—	—	—	—
Number of outpatient clinics (end of period)	185	185	185	185	185
Number of fitness locations (end of period)	69	52	58	40	40
_______________________________________
(1)    Includes Ageility outpatient rehabilitation clinics and fitness operations as well as home healthcare operations that ALR has continuously operated since January 1, 2021.
(2)    Other operating income represents income recognized for funds received under CARES Act and other government grants.

AlerisLife Inc.
Owned Senior Living Communities as of and for the Three Months Ended March 31, 2022
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Residential Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$315	$7,538	$4,127	11/19/2004	2021
2	Morningside of Auburn (2)	Alabama	AL	42	342	2,153	1,036	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,813	7,280	3,870	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	733	10,978	6,356	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	958	9,176	5,720	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	351	14,254	8,993	6/1/2011	1999
7	Five Star Residences of Lafayette	Indiana	AL	109	582	11,795	7,547	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,176	13,827	8,689	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	112	708	4,967	3,252	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	104	924	19,814	13,429	7/1/2008	1999
11	Washington Township Senior Living	New Jersey	AL	93	775	26,358	17,326	7/1/2008	1998
12	Carriage House Senior Living (2)	North Carolina	AL	98	946	9,938	5,331	12/1/2008	1997
13	Forest Heights Senior Living (2)	North Carolina	AL	111	773	16,242	10,610	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	77	1,137	25,691	17,223	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	588	7,670	3,617	12/1/2008	1997
16	Morningside at Irving Park (2)	North Carolina	AL	91	796	3,800	1,610	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	482	32,837	14,905	7/1/2008	1985
18	The Legacy of Anderson (2)	South Carolina	IL	101	613	11,080	6,429	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	526	18,784	11,679	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	855	2,445	1,511	7/15/2010	1999
	Total			2,100	$15,393	$256,627	$153,260
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under ALR's $95,000 Loan.
(3)    Encumbered property under ALR's mortgage note having an aggregate principal amount outstanding of $6,877 as of March 31, 2022.
(4)    Excludes funds received under the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever AlerisLife uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, ALR is making forward-looking statements. These forward-looking statements are based upon ALR’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ALR’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ALR's control.

The information contained in ALR’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in ALR’s periodic reports, or incorporated therein, identifies other important factors that could cause ALR’s actual results to differ materially from those stated in or implied by ALR’s forward-looking statements. ALR’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, ALR does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245